ACTIVE/111655028.5 11 TRANSITION AGREEMENT This Transition Agreement (“Agreement”) is made between Compass Pathways, Inc., a Delaware corporation (the “Company”) and Nathan Poulsen (the “Executive”). The Company together with the Executive shall be referred to as the “Parties”. Terms with initial capitalization not otherwise defined shall have the meanings ascribed to such terms in the Employment Agreement (as defined below). WHEREAS, the Parties entered into an Employment Agreement that became effective as of September 18, 2020 (the “Employment Agreement”), which superseded the prior employment agreements between the Executive and the Company dated March 11, 2020 and March 1, 2021, respectively (together, the “Prior Agreements”); WHEREAS, pursuant to the Employment Agreement, the Company and the Executive each retained the right to terminate the Executive’s employment without any breach of the Employment Agreement under the circumstances set forth in Section 3 of the Employment Agreement; WHEREAS, the Company desires to continue the Executive’s employment during a transition period; WHEREAS, if the Executive enters into and complies with this Agreement, the ending of the Executive’s employment with the Company will be on December 31, 2021, unless his employment ends on an earlier date consistent with the terms of this Agreement, and the Executive will be eligible to receive the severance pay and benefits as described in this Agreement; WHEREAS, this Agreement is the “Separation Agreement and Release” referred to in the Employment Agreement; and WHEREAS, the payments and benefits set forth in this Agreement are the exclusive payments and benefits to the Executive in connection with the ending of the Executive’s employment. By entering into this Agreement, the Executive acknowledges and agrees that he is not entitled to any other severance pay, benefits or equity rights including without limitation pursuant to any severance plan, or program or arrangement. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows: 1. Transition Period. (a) If the Executive enters into and complies with this Agreement, then his employment with the Company will continue until December 31, 2021, unless he sooner resigns or the Company terminates his employment in accordance with the terms of this Agreement. The actual last day of the Executive’s employment with the Company is referred to herein as the “Date of Termination,” and the time period between the Effective Date of this DocuSign Envelope ID: 12CF6953-ED27-41F1-8E94-C1A5F8F2DA63

ACTIVE/111655028.5 11 Agreement (as defined below) and the Date of Termination is the “Transition Period.” (b) During the Transition Period, the Executive agrees that he will no longer serve as the General Counsel and Chief Legal Officer of the Company (“General Counsel”) but, instead, the Executive will become the Company’s Chief Legal Officer, IP and report directly to the President and Chief Business Officer (the “CBO”), and shall have such powers and duties as may from time to time be prescribed by the CBO. The Executive’s duties during the Transition Period are anticipated to be focused on intellectual property matters and working to ensure a smooth transition of his other duties and shall not include any responsibility for compliance or General Counsel duties. The parties confirm that Executive has not been responsible for certain General Counsel and/or certain compliance duties since July 24, 2021, but that he has remained, and shall remain throughout the Transition Period, counsel to the Company. Specific projects that the Company expects the Executive to work on during the Transition Period are listed on Exhibit A. The Executive’s duties may change during the Transition Period, and the Executive acknowledges and agrees that such changes shall not constitute a Good Reason Condition. The Executive also acknowledges and agrees that the Company may interview and hire a new General Counsel and Chief Legal Officer during the Transition Period. The Executive shall devote his full working time and efforts to the business and affairs of the Company during the Transition Period, unless otherwise requested by the CBO. Notwithstanding the foregoing, the Executive may serve on other boards of directors during the Transition Period, with the approval of the Board of Directors of the Company (the “Board”), which approval shall not be unreasonably withheld, or engage in religious, charitable or other community activities as long as such services and activities do not interfere with the Executive’s performance of the Executive’s duties to the Company. If the Executive commences other employment during the Transition Period, the Executive must immediately inform the Company and his employment with the Company will end. The Executive will work primarily remotely, provided that the Executive may be reasonably required to travel for business, on occasion and consistent with the Company’s business needs. The Executive shall work cooperatively and professionally with his colleagues during the Transition Period. (c) During the Transition Period, the Executive will (i) be paid his Base Salary, (ii) remain eligible to participate in the Company’s group employee benefit plans, subject to the terms and conditions of those plans and (iii) continue to vest in his outstanding equity awards through the Date of Termination consistent with the Company’s applicable equity incentive plan(s) and the applicable award agreement(s) (collectively, the “Equity Documents”). 2. Ending of Employment. (a) The Executive’s employment with the Company will end no later than December 31, 2021. If, in the Company’s reasonable, good faith judgment, the Executive has performed his transitional duties to the Company’s satisfaction prior to December 31, 2021, the Executive’s employment may end prior to December 31, 2021 on a date determined by the Company and the Executive. If the Executive satisfies the Conditions (as defined below), the Company shall pay the Executive the Severance Amount set forth in Section 3 below following the Date of Termination subject to the terms of this Agreement. For the avoidance of doubt, if the Company terminates the Executive’s employment for Cause during the Transition Period or if the Executive fails to satisfy any of the Conditions, then his employment will end DocuSign Envelope ID: 12CF6953-ED27-41F1-8E94-C1A5F8F2DA63

ACTIVE/111655028.5 11 immediately, he will cease vesting as of the Date of Termination, he shall be entitled to the Accrued Obligations (as set forth in Section 2(b) below), and he shall have no further rights to any compensation or benefits from the Company or any of its affiliates. The Company shall not have the right to terminate the Executive’s employment other than for Cause or upon mutual agreement during the Transition Period, but shall have the right to instruct the Executive to cease actively performing any duties. (b) Regardless of whether the Date of Termination is on December 31, 2021 or an earlier date, the Executive will cease vesting in his equity awards on the Date of Termination consistent with the terms of the Equity Documents, and the Company shall pay or provide to the Executive (or to the Executive’s authorized representative or estate) (i) any Base Salary plus any accrued but unused vacation time (subject to and in accordance with applicable Company policy as in effect from time to time) earned through the Date of Termination; (ii) unpaid expense reimbursements (subject to, and in accordance with, Section 2(c) of the Employment Agreement); and (iii) any vested benefits the Executive may have under any employee benefit plan of the Company through the Date of Termination, which vested benefits shall be paid and/or provided in accordance with the terms of such employee benefit plans (collectively, the “Accrued Obligations”). The Executive will also be provided with information regarding the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) under separate cover. (c) If the Executive satisfies the Conditions, then the Executive will continue to be eligible for his 2021 annual incentive compensation, which will be paid at the time that the Company’s executives receive their 2021 annual incentive compensation, and in any event no later than March 15, 2022, and will be prorated if the Executive’s employment ends prior to December 31, 2021. (d) The Parties acknowledge and agree that all notice obligations under Section 4(a) of the Employment Agreement have been satisfied. To the extent applicable, the Executive shall be deemed to have resigned from all officer and board member positions that he holds with the Company or any of its respective subsidiaries or affiliates upon the Date of Termination (or sooner, if requested by the Board), and the Executive agrees to execute any documents reasonably requested by the Company in order to effectuate such resignations. As of the Date of Termination, the Executive shall have no further employment or service relationship with the Company or any of its subsidiaries or affiliates. 3. Severance Amount. If the Executive (i) enters into and complies with this Agreement, (ii) is not terminated by the Company for Cause prior to December 31, 2021; (iii) does not resign without Good Reason prior to December 31, 2021 (provided notwithstanding anything in the Employment Agreement or this Agreement, Good Reason shall be limited to the Company materially reducing Executive’s salary or requiring him to relocate); (iv) does not resign without the prior written approval of the Board prior to December 31, 2021, (v) provides services and works cooperatively and professionally with the CBO during the Transition Period and (iv) enters into and does not revoke the certificate updating the release of claims set forth in Section 4 of this Agreement attached hereto as Exhibit B (the “Certificate”) on or after the Date of Termination within the time period set forth therein (collectively, the “Conditions”), then the Company shall pay the Executive an amount equal to nine (9) months of the Executive’s Base DocuSign Envelope ID: 12CF6953-ED27-41F1-8E94-C1A5F8F2DA63

ACTIVE/111655028.5 11 Salary, plus an additional six hundred and fifteen thousand dollars ($615,000) (the “Severance Amount”), to be paid in a lump sum on the first practicable payroll date following the Effective Date of the Certificate (as defined in the Certificate); provided, however, that if the 21-day consideration period set forth in the Certificate following the Termination Date begins in one calendar year and ends in a second calendar year, the Severance Amount, to the extent it qualifies as “non-qualified deferred compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), shall begin to be paid in the second calendar year by the last day of such 60-day period. 4. General Release. In consideration for, among other terms, the opportunity to continue the Executive’s employment during the Transition Period and to receive compensation, benefits and continued vesting during such time, and for the Severance Amount, to which the Executive acknowledges he would not otherwise be entitled, the Executive irrevocably and unconditionally releases and forever discharges the Company, all of its affiliated and related entities, its and their respective predecessors, successors and assigns, employee benefit plans and the fiduciaries of such plans, and the current and former officers, directors, shareholders, employees, attorneys, accountants, consultants, fiduciaries and agents of each of the foregoing in their official and personal capacities (collectively referred to as the “Releasees”) generally from all claims, demands, debts, damages and liabilities of every name and nature, known or unknown, that, as of the date when the Executive signs this Agreement, he has, ever had, now claims to have or ever claimed to have had against any or all of the Releasees (“Claims”). This release includes, without limitation, the complete waiver and release of all Claims: arising in connection with or under the Employment Agreement, the Prior Agreements or any other agreement between the Executive and any of the Releasees; of breach of express or implied contract; of wrongful termination of employment, whether in contract or tort; of intentional, reckless or negligent infliction of emotional distress; of breach of any express or implied covenant of employment, including the covenant of good faith and fair dealing; of interference with contractual or advantageous relations, whether prospective or existing; of deceit or misrepresentation; of discrimination or retaliation under federal, state or local law, including, without limitation, Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., as amended, the Americans with Disabilities Act, 42 U.S.C. § 12101 et seq., the New York State Human Rights Law, the New York City Human Rights Law or the New Jersey Law Against Discrimination; under any federal, state, local or foreign statute, rule, ordinance or regulation; of promissory estoppel or detrimental reliance; of violation of public policy; for wages, bonuses, incentive compensation, vacation pay or any other compensation or benefits, whether under the New York State Labor Law, the New Jersey Wage Payment Act, or otherwise; for fraud, slander, libel, defamation, disparagement, personal injury, negligence, compensatory or punitive damages, or any other Claim for damages or injury of any kind whatsoever; and for monetary recovery, injunctive relief, attorneys’ fees, experts’ fees, medical fees or expenses, costs and disbursements. The Executive understands that this general release of Claims includes, without limitation, any and all Claims related to the Executive’s employment by the Company (including without limitation, any Claims against the Company in respect of any stock-based awards of any kind) and the termination of his employment, and all Claims as a Company stockholder or option holder arising up to and through the date that the Executive signs this Agreement. Notwithstanding the foregoing, this general release does not extend to any rights or claims (i) that may arise out of acts or events that occur after the date on which the Executive signs this Agreement; (ii) that cannot be released as a matter of law; (iii) to Executive’s rights to COBRA and unemployment insurance (the application for which shall not DocuSign Envelope ID: 12CF6953-ED27-41F1-8E94-C1A5F8F2DA63

ACTIVE/111655028.5 11 be contested by the Company); or (iv) for accrued, vested benefits under any employee benefit, stock, savings, insurance, or pension plan of the Company. The Executive represents that he has not assigned to any third party and has not filed with any agency or court any Claim released by this Agreement. This release does not affect the Executive’s rights or obligations under this Agreement, nor shall it affect the Executive’s rights, if any, to indemnification, contribution, advancement or defense pursuant to the Company’s organizational documents by-laws, , if applicable, any written indemnification agreement between the Company and the Executive, or coverage, if any, under applicable directors’ and officers’ insurance policies, or applicable law. 5. Return of Property. Upon the earlier of the Date of Termination or a request by the Company, the Executive is required to immediately return all Company property, including, without limitation, his Company laptop, computer equipment, software, keys and access cards, credit cards, files and any documents (including computerized data and any copies made of any computerized data or software) containing information concerning the Company, its business or its business relationships (“Company Property”). After returning all Company Property, the Executive commits to deleting and finally purging any duplicates of files or documents that may contain Company or customer information from any non-Company computer or other device that remains the Executive’s property after the Date of Termination. The obligations contained in this Section 5 are supplemental to, and not in lieu of, any return of property obligations the Executive has pursuant to the Employee Confidentiality, Non-Solicitation, Non-Competition and Assignment Agreement executed by the Executive on March 1, 2021 (the “Restrictive Covenants Agreement”), a copy of which is attached hereto as Exhibit C and the terms of which are incorporated by reference herein. Notwithstanding anything to the contrary in this Agreement or the Restrictive Covenants Agreement, Employee may retain copies of documents related to Employee’s compensation and benefits. 6. Noncompetition. The Executive acknowledges and agrees that the noncompetition provision set forth in Section 8 of the Restrictive Covenants Agreement remains in full force and effect, provided, however, that nothing in the Restrictive Covenants Agreement shall be interpreted to prohibit the Executive from providing legal services and advice to any other person or entity, including a Competitive Business (as defined in the Restrictive Covenants Agreement), in any capacity, if the Executive is able to provide such services consistent with his ethical obligations, including his obligations with respect to the confidentiality of client information and to the Company as a former client. 7. Cooperation. During and after the Executive’s employment, the Executive shall reasonably cooperate with the Company in (i) the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired while the Executive was employed by the Company, and (ii) the investigation, whether internal or external, of any matters about which the Company believes the Executive may have knowledge or information. The Executive’s cooperation in connection with such claims, actions or investigations shall include, but not be limited to, being available to meet with counsel to answer questions or to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after the Executive’s employment, the Executive also shall reasonably cooperate with the Company in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired DocuSign Envelope ID: 12CF6953-ED27-41F1-8E94-C1A5F8F2DA63

ACTIVE/111655028.5 11 while the Executive was employed by the Company. The Executive’s cooperation under this Section shall not include the provision of any legal service or legal advice. The Company shall reimburse the Executive for any reasonable out-of-pocket expenses incurred in connection with the Executive’s performance of obligations pursuant to this Section 7 (including legal fees if the Executive’s and the Company’s interests diverge). 8. Communications. Within three (3) days of the Executive signing this Agreement, the Company shall deliver an internal email communication in the form contained in Exhibit D (the “Company Announcement”). The Company plans to announce the Executive’s departure at a Company meeting and to provide details about who will be managing and performing responsibilities going forward. Within twelve hours of the Company Announcement, the Executive shall deliver an email communication regarding his departure in the form attached as Exhibit E (the “Executive’s Announcement”). 9. Continuing Obligations; Injunctive Relief. The Executive acknowledges that the opportunity to continue his employment during the Transition Period and receive the associated compensation, benefits and equity vesting is conditioned on his compliance with Sections 5 through 8 of this Agreement and the provisions of the Restrictive Covenants Agreement (collectively, the “Continuing Obligations”). In the event the Executive breaches any of the Continuing Obligations, then all payments of the Severance Amount shall immediately cease. Such termination in the event of a breach by the Executive shall not affect the general release in Section 4 of this Agreement or the Executive’s obligation to comply with the Continuing Obligations. Further, the Executive agrees that it may be difficult to measure any damages caused to the Company that might result from any breach by the Executive of the Continuing Obligations and that in any event money damages may be an inadequate remedy for any such breach. Accordingly, the Executive agrees that if the Executive breaches, or proposes to breach, any portion of the Continuing Obligations, the Company shall be entitled, in addition to all other remedies it may have, to seek an injunction or other appropriate equitable relief to restrain any such breach, without showing or proving any actual damage to the Company and without the necessity of posting a bond, and the prevailing party in any such action shall be entitled to recover its attorneys’ fees and costs associated with any such action from the other party. 10. Advice of Counsel. This Agreement is a legally binding document and the Executive’s signature will commit the Executive to its terms. The Company advises the Executive to consult with an attorney prior to signing this Agreement. The Executive acknowledges that he has carefully read and fully understands all of the provisions of this Agreement and that he is voluntarily entering into this Agreement. In signing this Agreement, the Executive is not relying upon any promises or representations made by anyone at or on behalf of the Company. 11. Protected Disclosures. Nothing in this Agreement or otherwise limits the Executive’s (i) obligation to testify truthfully in any legal proceeding; (ii) right to file a charge or complaint with any federal agency or any state or local governmental agency or commission (together, a “Government Agency”); or (iii) ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency. If the Executive files any charge or complaint with any Government Agency and if the Government Agency pursues any claim on the Executive’s behalf, or if any other third party pursues any claim on the Executive’s behalf, the Executive waives any right to DocuSign Envelope ID: 12CF6953-ED27-41F1-8E94-C1A5F8F2DA63

ACTIVE/111655028.5 11 monetary or other individualized relief (either individually or as part of any collective or class action) for Claims released herein; provided that nothing in this Agreement limits any right the Executive may have to receive a whistleblower award or bounty for information provided to the Securities and Exchange Commission. 12. Time for Consideration; Effective Date. To accept this Agreement, the Executive must return a signed, unmodified original or PDF copy of this Agreement so that it is received by the undersigned within fourteen (14) days from his receipt of this Agreement (the “Consideration Period”). The Executive and the Company agree that any changes or modifications to this Agreement shall not restart the Consideration Period. This Agreement shall become effective upon execution by both Parties (the “Effective Date”). Notwithstanding the foregoing, the Company may withdraw the offer of this Agreement or may void this Agreement before the Effective Date only if the Executive breaches any provision contained in this Agreement (including any provision of the Restrictive Covenants Agreement). 13. Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. 14. Entire Agreement. This Agreement, together with the Restrictive Covenants Agreement, constitutes the entire agreement between the Executive and the Company concerning the Executive’s employment with the Company, and supersedes and replaces any and all prior agreements and understandings between the Parties concerning the Executive’s employment with the Company including, without limitation, the Prior Agreements and the Employment Agreement (except for the definitions contained therein, which are preserved), provided that the Equity Documents shall continue to be in full force and effect in accordance with their terms. 15. Waiver; Amendment. No waiver of any provision of this Agreement, including the Continuing Obligations, shall be effective unless made in writing and signed by the waiving party. The failure of the Company to require the performance of any term or obligation of this Agreement or the Continuing Obligations, or the waiver by the Company of any breach of this Agreement or the Continuing Obligations shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach. This Agreement may not be modified or amended except in a writing signed by both the Executive and a duly authorized representative of the Company. 16. Taxes. The Company shall undertake to make deductions, withholdings and tax reports with respect to payments and benefits under this Agreement to the extent that it reasonably and in good faith determines that it is required to make such deductions, withholdings and tax reports. Nothing in this Agreement shall be construed to require the Company to make any payments to compensate the Executive for any adverse tax effect associated with any payments or benefits or withholding from any payment or benefit. DocuSign Envelope ID: 12CF6953-ED27-41F1-8E94-C1A5F8F2DA63

ACTIVE/111655028.5 11 17. Section 409A. Anything in this Agreement to the contrary notwithstanding, if at the time of the Executive’s separation from service within the meaning of Section 409A of the Code, the Company determines that the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that the Executive becomes entitled to under this Agreement on account of the Executive’s separation from service would be considered deferred compensation subject to the 20 percent additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (A) six months and one day after the Executive’s separation from service, or (B) the Executive’s death. If any such delayed cash payment is otherwise payable on an installment basis, the first payment shall include a catch-up payment covering amounts that would otherwise have been paid during the six-month period but for the application of this provision, and the balance of the installments shall be payable in accordance with their original schedule. To the extent that any payment or benefit described in this Agreement constitutes “non-qualified deferred compensation” under Section 409A of the Code, and to the extent that such payment or benefit is payable upon the Executive’s termination of employment, then such payments or benefits shall be payable only upon the Executive’s “separation from service.” The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-l(h). The parties intend that this Agreement will be administered in accordance with Section 409A of the Code. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A of the Code. Each payment pursuant to this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b )(2). The parties agree that this Agreement may be amended, as reasonably requested by either party, and as may be necessary to fully comply with Section 409A of the Code and all related rules and regulations in order to preserve the payments and benefits provided hereunder. The Company makes no representation or warranty and shall have no liability to the Executive or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section. 18. Acknowledgment of Wage and Other Payments. The Executive acknowledges and represents that, except as expressly provided in this Agreement, the Executive has been paid all wages, bonuses, compensation, benefits and other amounts that any of the Releasees has ever owed to the Executive as of the date the Executive signs this agreement. The Executive is not entitled to any other compensation or benefits from the Company related to his employment following the Date of Termination except as specifically set forth in this Agreement. 19. Waiver of Jury Trial. Each of the Executive and the Company irrevocably and unconditionally WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE EXECUTIVE'S EMPLOYMENT BY THE COMPANY OR ANY AFFILIATE OF THE COMPANY, INCLUDING WITHOUT LIMITATION THE EXECUTIVE'S OR THE COMPANY'S PERFORMANCE UNDER, OR THE ENFORCEMENT OF, THIS AGREEMENT. DocuSign Envelope ID: 12CF6953-ED27-41F1-8E94-C1A5F8F2DA63

ACTIVE/111655028.5 11 20. Consent to Jurisdiction. The parties hereby consent to the jurisdiction of the state and federal courts of the State of New York. Accordingly, with respect to any such court action, the Executive (a) submits to the exclusive personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process. 21. Governing Law; Interpretation. This is a New York contract and shall be construed under and be governed in all respects by the laws of the State of New York, without giving effect to the conflict of laws principles thereof. In the event of any dispute, this Agreement is intended by the Parties to be construed as a whole, to be interpreted in accordance with its fair meaning, and not to be construed strictly for or against either Party or the “drafter” of all or any portion of this Agreement. 22. Assignment; Successors and Assigns. Neither the Executive nor the Company may make any assignment of this Agreement or any interest in it, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement (including the Restrictive Covenants Agreement) without the Executive’s consent to any affiliate or to any person or entity with whom the Company shall hereafter effect a reorganization, consolidate with, or merge into or to whom it transfers all or substantially all of its properties or assets. This Agreement shall inure to the benefit of and be binding upon the Executive and the Company, and each of the Executive’s and the Company’s respective successors, executors, administrators, heirs and permitted assigns. 23. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document. [Signature page follows] DocuSign Envelope ID: 12CF6953-ED27-41F1-8E94-C1A5F8F2DA63

ACTIVE/111655028.5 11 IN WITNESS WHEREOF, the Parties, intending to be legally bound, have executed this Agreement on the date(s) indicated below. COMPASS PATHWAYS, INC. By: Name: Title: Date:__________________________________ EXECUTIVE Nathan Poulsen Date:__________________________________ DocuSign Envelope ID: 12CF6953-ED27-41F1-8E94-C1A5F8F2DA63 9/28/2021 George Goldsmith CEO & Co-Founder 9/29/2021

ACTIVE/111655028.5 11 EXHIBIT A Legal IP Projects to be finished / handed over by December 2021 • New Atlas • Dr. Rustick IP acquisition/ co-development deal • Discovery Center IP expansion • DELTA inventions • COX2 enzyme invention (R&D) • CMC IP project • Patent agent onboarding • Fidelity NLP invention (DELTA) • Patient Companion invention (DELTA) • Biofeedback sensor suite invention (DELTA) Applications and prosecution • PCT filing for NOVEL SAFRYLAMIN DERIVATIVES WITH PRODRUG PROPERTIES (Sept) • Response to Opinion in UK patent (Oct) • Response to office action in UK application (Sept) • Responses to office actions in UK divisional applications (Sept) • US continuation applications for COPA-001 family (Sept/Oct) • PCT national phase filings for METHOD FOR TREATING ANXIETY DISORDERS, HEADACHE DISORDERS, AND EATING DISORDERS WITH PSILOCYBIN (Oct) • PCT national phase filings for METHODS OF TREATING NEUROCOGNITIVE DISORDERS, CHRONIC PAIN AND REDUCING INFLAMMATION (Oct) • PCT national phase filings for TREATMENT OF DEPRESSION AND OTHER VARIOUS DISORDERS WITH PSILOCYBIN (Oct) • Provisional conversion application filing for METHOD AND SYSTEMS TO MONITOR, PREDICT AND PREVENT RELAPSE OF DEPRESSION POST PSILOCYBIN THERAPY (Oct) • Provisional conversion application filing for USE OF BENZODIAZEPINES TO INCREASE SENSITIVITY TO PSILOCYBIN FOLLOWING A CHRONIC SSRI REGIMEN (Oct) • Discovery Center follow on filings (Nov) • UK divisional application filing (Nov) • International trademark application filings for C Design - use application in Classes 5, 35, 41, 42 & 44 (Dec) • International trademark application filings for C Design - intent to use application in Classes 9 & 10 (Dec) Other • During the Transition Period, assistance with legal and intellectual property due diligence and other matters reasonably requested by the Company, or its counsel or the Company’s agents, underwriters or their counsel in relation to any financing or related activities of the Company. • Coordination with Chief People Officer on transitioning personnel and compliance matters, including with respect to approving employee stock trades – Executive shall have no responsibility for compliance DocuSign Envelope ID: 12CF6953-ED27-41F1-8E94-C1A5F8F2DA63

ACTIVE/111655028.5 11 EXHIBIT B CERTIFICATE UPDATING RELEASE OF CLAIMS I, Nathan Poulsen, hereby acknowledge and certify that I entered into a Transition Agreement with Compass Pathways, Inc. (the “Company”), in connection with the ending of my employment (the “Agreement”). Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Agreement. Pursuant to the Agreement, and provided that I have satisfied the Conditions, I am required to execute this certificate, which updates the release of claims set forth in Section 4 of the Agreement and adds a release under the Age Discrimination in Employment Act (this “Certificate”), in order to be eligible for the Severance Amount. I understand that I may not sign this Certificate until on or after the Date of Termination and that I must return it to the Company within twenty-one (21) days after the Date of Termination as set forth below. I, therefore, agree as follows: 1. A copy of this Certificate was attached to the Agreement as Exhibit B. 2. In consideration of the benefits contained in the Agreement, including but not limited to the Severance Amount set forth in Section 3 of the Agreement, for which I become eligible only if I sign this Certificate, I hereby extend the release of claims set forth in Section 4 of the Agreement to any and all Claims that arose after the date I signed the Agreement through the date I signed this Certificate, subject to all other exclusions and terms set forth in the Agreement, and I release any Claims under the Age Discrimination in Employment Act. 3. I have carefully read and fully understand all of the provisions of this Certificate, I knowingly and voluntarily agree to all of the terms set forth in this Certificate, and I acknowledge that in entering into this Certificate, I am not relying on any representation, promise or inducement made by the Company or its representatives with the exception of those promises contained in this Certificate and the Agreement. 4. I acknowledge that the Company advises me to consult with an attorney before signing this Certificate. I understand and acknowledge that I have been given the opportunity to consider this Certificate for at least twenty-one (21) days from my receipt of this Certificate before signing it (the “Consideration Period”). To receive the Severance Amount, I must return a signed, unmodified original or PDF copy of this Certificate so that it is received by David Norton at or before the expiration of the Consideration Period. If I do not sign the Certificate, my employment will end and I will not be entitled to the Severance Amount set forth in the Agreement. If I sign this Certificate, for the period of seven (7) days from the date when I sign this Certificate, I have the right to revoke this Certificate by written notice to Mr. Norton. For such a revocation to be effective, it must be delivered so that it is received by Mr. Norton at or before the expiration of the seven (7) day revocation period. This Certificate shall not become effective or enforceable during the revocation period. This Certificate shall become effective on the first business day following the expiration of the revocation period (the “Effective Date of the Certificate”). 5. I agree that this Certificate is part of the Agreement. _______________________________ _______________________________ Nathan Poulsen Date DocuSign Envelope ID: 12CF6953-ED27-41F1-8E94-C1A5F8F2DA63

ACTIVE/111655028.5 11 EXHIBIT C Restrictive Covenants Agreement DocuSign Envelope ID: 12CF6953-ED27-41F1-8E94-C1A5F8F2DA63

ACTIVE/111655028.5 11 EXHIBIT D I am sorry to announce that Nate Poulsen will be leaving COMPASS. Nate has agreed to stay through the end of the year in a reduced capacity, in the role of Chief Legal Officer, Intellectual Property, focusing on our IP efforts and assisting with transitioning his responsibilities. We are actively seeking a new General Counsel and duties associated with this role will be managed by our internal and external legal teams in the interim period. Nate will share more information with you about his departure and next adventures. For now, I hope you will all join me in thanking him for his hard work and many contributions to COMPASS, and in wishing him all the best as he moves on. DocuSign Envelope ID: 12CF6953-ED27-41F1-8E94-C1A5F8F2DA63

ACTIVE/111655028.5 11 EXHIBIT E As my wife transitions to a new career, I am stepping back to be a more involved father to my teenage son. As you know, I have assumed the role of Chief Legal Officer, Intellectual Property and will be assisting with the transition of my duties. On December 31, I will exit COMPASS. I have thoroughly enjoyed working with all of you in advancing this important work. DocuSign Envelope ID: 12CF6953-ED27-41F1-8E94-C1A5F8F2DA63